Exhibit 99.1

Mersana Therapeutics Announces Strategic Restructuring and Reprioritization Plan Focused on Advancing Emi-Le in Triple-Negative Breast Cancer

•	Cost-saving initiatives expected to extend company’s cash runway and support current operating plan commitments into mid-2026

•	Company to host conference call at 8:00 a.m. ET on May 15 to discuss business updates and first quarter 2025 financial results

CAMBRIDGE, Mass., May 6, 2025 – Mersana Therapeutics, Inc. (NASDAQ: MRSN), a clinical-stage biopharmaceutical company focused on developing a pipeline of antibody-drug conjugates (ADCs) targeting cancers in areas of high unmet medical need, today announced the implementation of a strategic restructuring and reprioritization plan aimed at extending the company’s cash runway and furthering the development of emiltatug ledadotin (Emi-Le; XMT-1660), the company’s B7-H4-directed Dolasynthen ADC.

“We continue to believe that Emi-Le’s differentiated profile offers an opportunity to meaningfully benefit patients,” said Martin Huber, M.D., President and Chief Executive Officer of Mersana Therapeutics. “Given today’s increasingly challenging macro-economic conditions and our objective to achieve additional important clinical milestones with Emi-Le, we have made the difficult decision to significantly reduce our workforce and deprioritize other investments. I want to extend my personal thanks to our talented colleagues who were impacted by this decision for their hard work and many contributions to Mersana’s programs and culture focused on patients waiting for new therapies.”

Mersana’s strategic restructuring and reprioritization plan will reduce the company’s workforce by approximately 55% across functions. The workforce reduction is expected to be substantially complete by the end of the third quarter of 2025.

The company will also reduce its research activities and eliminate its internal pipeline development efforts. In the near term, Mersana will focus Emi-Le development efforts on breast cancer to enable the generation of additional safety, tolerability and clinical activity data. Mersana plans to continue supporting its Phase 1 dose escalation work for XMT-2056 and its ongoing collaborations.

Collectively, these actions are expected to provide the company with sufficient cash resources to support its current operating plan commitments into mid-2026.

First Quarter 2025 Conference Call Notice

Mersana will announce business updates and its financial results for the first quarter ended March 31, 2025 on Thursday, May 15, 2025. The company will host a conference call and webcast at 8:00 a.m. Eastern Time that morning. To access the call, please dial 833-255-2826 (domestic) or 412-317-0689 (international). A live webcast of the presentation will be available on the Investors & Media section of the Mersana website at www.mersana.com, and a replay of the webcast will be available in the same location following the conference call for approximately 90 days.

About Mersana Therapeutics

Mersana Therapeutics is a clinical-stage biopharmaceutical company focused on the development of novel antibody-drug conjugates (ADCs) and driven by the knowledge that patients are waiting for new treatment options. The company has developed proprietary cytotoxic (Dolasynthen) and immunostimulatory (Immunosynthen) ADC platforms that have generated a pipeline of wholly-owned and partnered product candidates with the potential to treat a range of cancers. Its pipeline includes Emi-Le (emiltatug ledadotin; XMT-1660), a Dolasynthen ADC targeting B7-H4, and XMT-2056, an Immunosynthen ADC targeting a novel epitope of human epidermal growth factor receptor 2 (HER2). Mersana routinely posts information that may be useful to investors on the “Investors & Media” section of its website at www.mersana.com.

Forward-Looking Statements

This press release contains “forward-looking” statements and information within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements concerning the potential clinical benefits of Emi-Le; Mersana’s strategic objectives and priorities; Mersana’s restructuring plans, including with respect to reducing its workforce across functions, reducing the company’s research activities, eliminating its internal pipeline development efforts and focusing Emi-Le development efforts on breast cancer; the potential to generate additional safety, tolerability and clinical activity data for Emi-Le; Mersana’s expectations regarding the timing to complete its workforce reduction; Mersana’s cash runway; Mersana’s continued development of XMT-2056; Mersana’s support of its ongoing collaborations; and the development and potential of Mersana’s product candidates, platforms, technology and pipeline of ADC candidates. Mersana may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including, among other things, uncertainties inherent in research and development, in the advancement, progression and completion of clinical trials and in the clinical development of Mersana’s product candidates, including Emi-Le and XMT-2056; the risk that Mersana may face delays in patient enrollment in its Phase 1 clinical trials of Emi-Le and XMT-2056; the risk that outcomes of preclinical studies may not be predictive of clinical trial results; the risk that initial or interim results from a clinical trial may not be predictive of the final results of the trial or the results of future trials; the occurrence of impediments to Mersana’s ability to execute its planned strategic restructuring and reprioritization as and on the timeline currently contemplated; the risk that restructuring costs and charges may be greater than anticipated; the risk that Mersana’s restructuring and reprioritization efforts may adversely affect its ability to retain skilled and motivated personnel and may be distracting to employees and management; the risk that Mersana’s restructuring efforts may negatively impact its business operations and reputation; the risk that Mersana’s restructuring efforts may not generate their intended benefits to the extent or as quickly as anticipated; the risk that Mersana may not realize the intended benefits of its platforms, technology and collaborations; the risk that Mersana's projections regarding its expected cash runway are inaccurate or that the conduct of its business requires more cash than anticipated; and other important factors, any of which could cause Mersana’s actual results to differ from those contained in the forward-looking statements, that are described in greater detail in the section entitled “Risk Factors” in Mersana’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 3, 2025, as well as in other filings Mersana may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and Mersana expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

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Contact:

Jason Fredette

617-498-0020

jason.fredette@mersana.com